	FOR IMMEDIATE RELEASE	Bel Fuse Inc. 206 Van Vorst Street Jersey City, NJ 07302 www.belfuse.com tel 201.432.0463 fax 201.432.9542
Investor Contact: Neil Berkman Associates (310) 277-5162 info@berkmanassociates.com		Company Contact: Daniel Bernstein President (201) 432-0463

Bel Fuse Reports a Further Communication
With Artesyn Technologies

JERSEY CITY, NJ, May 12, 2005 . . . Bel Fuse Inc. (NASDAQ: BELFA & NASDAQ: BELFB) today announced that it has sent a further letter to the Board of Directors of Artesyn Technologies, Inc. (NASDAQ:ATSN) reiterating Bel's current views regarding its holdings of Artesyn common stock.

As previously disclosed, Bel owns 2,037,500 shares of Artesyn's common stock. Based on Artesyn's outstanding shares as of March 31, 2005, Bel's shares represent 5% of Artesyn's outstanding common stock.

Bel's letter expresses disappointment with the recent performance of Artesyn's stock price, which closed at $6.57 on NASDAQ on May 11, 2005.

The letter to the Artesyn Board also describes Bel's frustration over Artesyn's continuing refusal to even meet with Bel to consider the possibilities of a business combination between Artesyn and Bel.

Finally, the letter indicates Bel's intention to either decrease the consideration proposed to be paid by Bel or withdraw its proposal if Artesyn does not arrange a meeting with Bel by June 3, 2005.

Daniel Bernstein, President and CEO of Bel, commented: "I cannot understand Artesyn's refusal to even commence a dialogue with us. I fail to see how Artesyn's management and Artesyn's Board can be discharging their duties to the shareholders of Artesyn when they refuse even to pick up the telephone and speak on a substantive basis with us. We have made many requests to establish a framework in which both parties can listen to each other. To date, such requests have gone unanswered."

About Bel

Bel (www.belfuse.com) and its subsidiaries are primarily engaged in the design, manufacture and sale of products used in networking, telecommunications, high speed data transmission, automotive and consumer electronics. Products include magnetics (discrete components, power transformers and MagJack®s), modules (DC/DC converters, integrated analog front end modules, custom designs), circuit protection (miniature, micro and surface mount fuses) and interconnect devices (passive jacks, plugs and cable assemblies). The Company operates facilities around the world.

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Bel Fuse Reports a Further Communication With Artesyn Technologies
May 12, 2005
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Safe Harbor Statement

The non-historical statements in this press release constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. Bel cannot provide assurances that the proposal it has made to enter into a business combination with Artesyn Technologies will be successfully completed nor that Bel will realize the anticipated benefits of any such transaction. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: achievement of the expected annual savings and synergies from the proposed business combination; competitive product and pricing pressures; any future legal proceedings, including any litigation with respect to the proposal; as well as other risks and uncertainties, including but not limited to those detailed herein and from time to time in Bel's Securities and Exchange Commission filings.

Other Information

If Artesyn accepts the proposal that Bel has made to enter into a business combination, it is expected that Artesyn and Bel will file a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. IF ARTESYN ACCEPTS BEL'S PROPOSAL AND SUCH A JOINT PROXY STATEMENT/PROSPECTUS IS FILED, INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED TRANSACTION. Investors will be able to obtain any such filed documents free of charge at the SEC's website (www.sec.gov). In addition, any documents filed with the SEC by Bel with respect to the proposed transaction may be obtained free of charge by writing to Bel Fuse Inc., 206 Van Vorst Street, Jersey City, New Jersey 07032 (Attn: Investor Relations) or by calling 201-432-0463.

IF ARTESYN ACCEPTS BEL'S PROPOSAL AND SUCH A JOINT PROXY STATEMENT/PROSPECTUS IS FILED, INVESTORS SHOULD READ THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.

Bel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Bel shareholders. If Artesyn accepts Bel's proposal, Artesyn and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Artesyn shareholders. Shareholders may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus when it becomes available.

Note: This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of Artesyn or Bel. Should any such offer be commenced, Bel will file and deliver all forms, notices and documents required under state and federal law.

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